Exhibit 4(b)(5)

XEROX CORPORATION
and
THE BANK OF NEW YORK MELLON,
as Trustee

INDENTURE
December                     , 2009

XEROX CORPORATION
RECONCILIATION AND TIE BETWEEN TRUST
INDENTURE ACT OF 1939 AND INDENTURE

Trust Indenture
Act Section	Indenture Section
310(a)(1)	608
(a)(2)	608
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	N.A.
(b)	605, 609(d)
(c)	N.A.
311(a)	605
(b)	605
(c)	N.A.
312(a)	701
(b)	107, 701
(c)	701
313(a)	101, 702
(b)	602
(c)	106, 602, 702
(d)	702
314(a)	103, 1005
(b)	N.A.
(c)(1)	103
(c)(2)	103
(c)(3)	N.A.
(d)	N.A.
(e)	103
(f)	N.A.
315(a)	603
(b)	106, 601, 602
(c)	601
(d)	601
(e)	503, 609(d)
316(a)(last sentence)	N.A.
(a)(1)(A)	512
(a)(1)(B)	513
(a)(2)	N.A.
(b)	508
(c)	908
317(a)(1)	503
(a)(2)	504
(b)	N.A.
318(a)	113
N.A. means not applicable.

Note:	This reconciliation and tie shall not, for any purpose, be deemed to be a part of this Indenture.

          THIS INDENTURE is entered into as of December                     , 2009, between XEROX CORPORATION, a corporation organized and existing under the laws of the State of New York (hereinafter called the “Company”), having its principal executive office at 45 Glover Avenue, Norwalk, Connecticut 06856, and The Bank of New York Mellon, a New York banking corporation, as trustee (hereinafter called the “Trustee”).
RECITALS OF THE COMPANY
          The Company deems it necessary from time to time to issue its unsecured debentures, notes, bonds or other evidences of indebtedness (including instruments in global, temporary or definitive form), to be issued in one or more series (hereinafter called the “Securities”) as hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.
          All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.
          NOW, THEREFORE, THIS INDENTURE WITNESSETH:
          For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or any series thereof, as follows:
ARTICLE ONE
DEFINITIONS AND OTHER PROVISIONS
OF GENERAL APPLICATION
SECTION 101. Definitions.
          For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:
          “Act,” when used with respect to any Holder, has the meaning specified in Section 105.
          “Affiliate” means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative of the foregoing.
          “Authorized Newspaper” means a newspaper of general circulation in the relevant area, printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays. Whenever successive weekly publications in an Authorized Newspaper are authorized hereunder, they may be made (unless otherwise expressly provided herein) on the same or different days of the week and in the same or different Authorized Newspapers.
          “Bankruptcy Law” means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.
          “Board of Directors” means, as to any Person, the board of directors or similar governing body of such Person or any duly authorized committee thereof or any director or directors and/or officer or officers of such Person to whom that board or committee shall have duly delegated its authority.
          “Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.
          “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York or Place of Payment are authorized or obligated by law or executive order to close.
          “Capitalized Lease Obligation” means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.
          “Capital Markets Debt” means any Indebtedness that is a security (other than syndicated commercial loans) that is eligible for resale in the United States pursuant to Rule 144A under the Securities Act or outside the United States pursuant to Regulation S of the Securities Act or a security (other than syndicated commercial loans) that is sold or subject to resale pursuant to a registration statement under the Securities Act.
          “Capital Stock” means:
     (1) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person; and
     (2) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.
          “Commission” means the Securities and Exchange Commission.
          “Common Stock” of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting)

of such Person’s common stock, whether outstanding on January 17, 2002 or issued thereafter, and includes, without limitation, all series and classes of such common stock.
          “Company” means the Person named as the “Company” in the first paragraph hereto, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.
          “Company Request” or “Company Order” means a written request or order signed in the name of the Company by its Chairman, any Vice Chairman, its President, any Vice President, its Treasurer or an Assistant Treasurer, and delivered to the Trustee.
          “Consolidated Net Worth” means, at any time, as to a given entity (a) the sum of the amounts appearing on the latest consolidated balance sheet of such entity and its subsidiaries, prepared in accordance with generally accepted accounting principles consistently applied, as (i) the par or stated value of all outstanding Capital Stock (including Preferred Stock), (ii) capital paid-in and earned surplus or earnings retained in the business plus or minus cumulative translation adjustments, (iii) any unappropriated surplus reserves, (iv) any net unrealized appreciation of equity investment, and (v) minorities’ interests in equity of subsidiaries, less (b) treasury stock, plus (c) in the case of the Company, $600.0 million.
          “Corporate Trust Office” means the office of the Trustee, at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at 101 Barclay Street, 8W, New York, New York 10286, Attention: Corporate Trust Division — Corporate Finance Unit, or such other address as the Trustee may designate from time to time by notice to the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Company).
          “Coupon Security” means any Security authenticated and delivered with one or more interest coupons appertaining thereto.
          “Covenant Defeasance” has the meaning specified in Section 1203.
          “Custodian” means the Trustee, in its capacity as custodian for the Depositary or its nominee.
          “Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.
          “Defaulted Interest” has the meaning specified in Section 307.
          “Depositary”, with respect to a series of Securities, unless otherwise provided for that series, means The Depository Trust Company, its nominees and their respective successors.
          “Disqualified Capital Stock” means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event which would constitute an asset sale or change of control), matures or is mandatorily redeemable (other than such Capital Stock that will be redeemed with Qualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of an asset sale or change of control) on or prior to the final maturity date of a series of Securities.
          “Event of Default” has the meaning specified in Section 501.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.
          “fair market value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.
          “Foreign Subsidiary” means a Restricted Subsidiary that is incorporated or formed in a jurisdiction other than the United States or a State thereof or the District of Columbia.
          “Fully Registered Security” means any Security registered as to principal and interest.
          “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect from time to time.
          “Global Security” means a Security issued to evidence all or a part of any series of Securities which is executed by the Company and authenticated by the Trustee and delivered to the Depositary or pursuant to the Depositary’s instructions, all in accordance with this Indenture and pursuant to a Company Order, which shall be registered in the name of the Depositary or its nominee and which shall represent the amount of uncertificated Securities of such series as specified therein.
          “Holder” when used with respect to any Security means a Person in whose name such Security is registered in a Security Register and when used with respect to any Coupon Security, means the bearer thereof.
          “Indebtedness” means with respect to any Person, without duplication:
     (1) all indebtedness of such Person for borrowed money;
     (2) all indebtedness of such Person evidenced by bonds, debentures, notes or other similar instruments;
     (3) all Capitalized Lease Obligations of such Person;

     (4) all indebtedness of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all indebtedness under any title retention agreement (but excluding trade accounts payable incurred in the ordinary course with a maturity of not greater than 90 days);
     (5) all indebtedness for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit supporting obligations not for money borrowed entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the fifth business day following payment on the letter of credit);
     (6) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (1) through (5) above and clause (8) below;
     (7) all indebtedness of any other Person of the type referred to in clauses (1) through (6) which are secured by any Lien on any property or asset of such Person, the amount of such indebtedness being deemed to be the lesser of the fair market value of such property or asset or the amount of the indebtedness so secured;
     (8) all indebtedness under currency agreements and interest swap agreements of such Person; and
     (9) all Disqualified Capital Stock issued by such Person or any Preferred Stock of such Person or any Restricted Subsidiary of such Person with the amount of Indebtedness represented by such Disqualified Capital Stock or Preferred Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.
          For purposes of this Indenture, the “maximum fixed repurchase price” of any Disqualified Capital Stock or Preferred Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock or Preferred Stock as if such Disqualified Capital Stock or Preferred Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock or Preferred Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock or Preferred Stock.
          Accrual of interest, accrual of dividends, the accretion of accreted value, the payment of interest in the form of additional Indebtedness and the payment of dividends in the form of additional shares of Preferred Stock will not be deemed to be an incurrence of Indebtedness. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value of the Indebtedness in the case of any Indebtedness issued with original issue discount and (ii) the principal amount or liquidation preference thereof.
          “Indenture” has the meaning specified in the first paragraph hereto.

          “Interest Payment Date”, when used with respect to any series of Securities, means the Stated Maturity of an installment of interest on such Securities.
          “Legal Defeasance” has the meaning specified in Section 1202.
          “Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).
          “Maturity” or “Maturity Date” means, with respect to any Security, the date on which any principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity with respect to such principal or by declaration of acceleration, call for redemption or purchase or otherwise.
          “Officers’ Certificate” means, with respect to any Person, a certificate signed by the chief executive officer, the president or any vice president and the chief financial officer, the treasurer, any assistant treasurer or the controller of such Person that shall comply with applicable provisions of this Indenture and delivered to the Trustee.
          “Opinion of Counsel” means a written opinion of counsel, who may be an officer, counsel or employee of the Company, and who shall be reasonably acceptable to the Trustee.
          “Original Issue Discount Security” means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502.
          “Outstanding,” when used with respect to Securities or Securities of any series, means, as of the date of determination, all such Securities theretofore authenticated and delivered under this Indenture, except:
     (1) such Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;
     (2) such Securities, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption shall have been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;
     (3) Securities, except to the extent provided in Sections 1202 and 1203, with respect to which the Company has effected Legal Defeasance and/or Covenant Defeasance as provided in Article Twelve with respect to such Securities; and
     (4) such Securities, in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands the Securities are valid obligations of the Company;
provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, consent, notice or waiver hereunder, and for the purpose of making the calculations required by Section 313 of the Trust Indenture Act, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee actually knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to Securities and that the pledgee is not the Company or any other obligor upon Securities or any Affiliate of the Company or such other obligor.
          “Paying Agent” means any Person (including the Company acting as Paying Agent) authorized by the Company to pay the principal of (and premium, if any, on) or interest on any Securities on behalf of the Company.
          “Person” means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.
          “Place of Payment” means a city or any political subdivision thereof designated as such pursuant to Section 301.
          “Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for a mutilated security or in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Security.
          “Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.
          “Qualified Capital Stock” means any Capital Stock that is not Disqualified Capital Stock.
          “Redemption Date,” when used with respect to any Security to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.
          “Redemption Price,” when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

          “Registered Coupon Security” means any Coupon Security registered as to principal.
          “Registered Security” means any Security registered in the Security Register.
          “Regular Record Date” for the interest payable on any Security on any Interest Payment Date means the date, if any, specified in such Security as the “Regular Record Date”.
          “Repayment Date”, when used with respect to any Security to be repaid, means the date fixed for such repayment pursuant to such Security.
          “Repayment Price”, when used with respect to any Security to be repaid, means the price at which it is to be repaid pursuant to such Security.
          “Responsible Officer,” when used with respect to the Trustee, means any officer assigned to the Corporate Trust Division — Corporate Finance Unit (or any successor division or unit) of the Trustee located at the Corporate Trust Office of the Trustee, who shall have direct responsibility for the administration of this Indenture or any other officer of the Trustee to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.
          “Restricted Subsidiary” of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.
          “Securities” has the meaning specified in the recitals to this Indenture.
          “Securities Act” means the Securities Act of 1933, as amended, or any successor statute or statutes thereto.
          “Security Register” and “Security Registrar” have the respective meanings specified in Section 305.
          “Significant Subsidiary,” with respect to any Person, means any Restricted Subsidiary of such Person that satisfies the criteria for a “significant subsidiary” set forth in Rule 1.02 of Regulation S-X under the Exchange Act as such Regulation is in effect on January 17, 2002.
          “Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 307.
          “Specified Subsidiary” means any Subsidiary of the Company from time to time having a Consolidated Net Worth Amount of at least $100.0 million; provided, however, that each of Xerox Financial Services, Inc., Xerox Credit Corporation and any other Subsidiary principally engaged in any business or businesses other than development, manufacture and/or marketing of (x) business equipment (including, without limitation, reprographic, computer (including software) and facsimile equipment), (y) merchandise or (z) services (other than financial services) shall be excluded as a “Specified Subsidiary” of the Company.

          “Stated Maturity” when used with respect to any Indebtedness or any installment of interest thereon means the dates specified in such Indebtedness as the fixed date on which the principal of or premiums on such Indebtedness or such installment of interest is due and payable, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.
          “Subordinated Indebtedness” means Indebtedness of the Company that is subordinated or junior in right of payment to the Securities.
          “Subsidiary,” with respect to any Person, means:
     (1) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person; or
     (2) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.
          “Surviving Entity” has the meaning specified in Section 801(a).
          “Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended.
          “Trustee” means the Person named as the “Trustee” in the first paragraph hereto until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of such series.
          “Unregistered Security” means any Coupon Security, or bearer Security, not registered as to principal.
          “Unrestricted Subsidiary” of any Person means:
     (1) the Subsidiary to be so designated has total assets of $1,000 or less or any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below; and
     (2) any Subsidiary of an Unrestricted Subsidiary.
          The Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided that each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries.
          The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing.
          Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.
          “U.S. Government Obligations” means securities that are (i) direct obligations of the United States for the timely payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.
SECTION 102. Rules of Construction.
          Unless the context otherwise requires:
          (a) the terms defined in this Article One have the meanings assigned to them in this Article One, and include the plural as well as the singular;
          (b) all terms used herein which are defined in the Trust Indenture Act or the rules and regulations of the Commission thereunder, either directly or by reference therein, have the meanings assigned to them therein;
          (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;
          (d) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;
          (e) references to any Article, Section or other subdivision in this Indenture, unless otherwise described, are references to an Article, Section or subdivision of this Indenture;

          (f) “or” is not exclusive;
          (g) words used herein implying any gender shall apply to every gender; and
          (h) unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness.
SECTION 103. Compliance Certificates and Opinions.
          Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.
          Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than pursuant to Section 1005) shall include:
     (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;
     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
     (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.
SECTION 104. Form of Documents Delivered to Trustee.
          In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
          Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. In giving such opinion, such counsel may rely upon opinions of outside counsel reasonably satisfactory to the Trustee. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.
          Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.
SECTION 105. Acts of Holders.
          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of Securities may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by Holders of Securities in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 105.
          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.
          (c) The principal amount and serial numbers of Securities held by any Person, and the date of holding the same, shall be proved by the applicable Security Register.
          (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

SECTION 106. Notices, etc., to Trustee and Company.
          Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders of Securities or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,
     (1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office; and
     (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and delivered electronically or mailed first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this Indenture, or at any other address previously furnished in writing to the Trustee by the Company.
          The Trustee shall have the right, but shall not be required, to rely upon and comply with instructions and directions sent by e-mail, facsimile and other similar unsecured electronic methods by persons believed by the Trustee to be authorized to give instructions and directions on behalf of the Company. The Trustee shall have no duty or obligation to verify or confirm that the person who sent such instructions or directions is, in fact, a person authorized to give instructions or directions on behalf of the Company; and the Trustee shall have no liability for any losses, liabilities, costs or expenses incurred or sustained by the Company as a result of such reliance upon or compliance with such instructions or directions. The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.
SECTION 107. Notice to Holders; Waiver.
          Where this Indenture provides notice of any event to Holders by the Company or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and delivered electronically or mailed, first-class postage prepaid, to each Holder affected by such event, at its address as it appears in the applicable Security Register, not later than the latest date, if any, and not earlier than the earliest date, if any, prescribed for the giving of such notice. In any case where notice to Holders is delivered electronically or given by mail, neither the failure to electronically transmit or mail such notice, nor any defect in any notice so transmitted or mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice delivered to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder when so mailed or delivered, whether or not such Holder actually receives such notice. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

          Holders may communicate pursuant to Section 312(b) of the Trust Indenture Act with other Holders with respect to their rights under this Indenture or the Securities they hold. The Company, the Trustee, the Security Registrar and anyone else shall have the protection of Section 312(c) of the Trust Indenture Act.
SECTION 108. Effect of Headings and Table of Contents.
          The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction of this Indenture.
SECTION 109. Successors.
          All agreements of the Company in this Indenture and any Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.
SECTION 110. Separability Clause.
          In case any provision in this Indenture or in any Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
SECTION 111. Benefits of Indenture.
          Nothing in this Indenture or in any Securities, express or implied, shall give to any Person, other than the parties to this Indenture, any Paying Agent, any Security Registrar and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.
SECTION 112. Governing Law; Waiver of Jury Trial.
          THIS INDENTURE AND ALL SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
SECTION 113. Conflict with Trust Indenture Act.
          If any provision of this Indenture limits, qualifies or conflicts with any provision of the Trust Indenture Act or another provision which is required or deemed to be included in this Indenture by any of the provisions of the Trust Indenture Act, such provision or requirement of the Trust Indenture Act shall control.
          If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

SECTION 114. Legal Holidays.
          Except as may otherwise be provided for a series of Securities, in any case where any Interest Payment Date, Redemption Date, Repayment Date, date established for the payment of Defaulted Interest, Stated Maturity or Maturity Date of any Security shall not be a Business Day in a Place of Payment, then (notwithstanding any other provision of this Indenture or of the Securities of a series) payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date, Repayment Date, date established for the payment of Defaulted Interest, Stated Maturity or Maturity Date. In such event, no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date, Repayment Date, Redemption Date, date established for the payment of Defaulted Interest, Stated Maturity or Maturity Date, as the case may be, to the next succeeding Business Day and, with respect to any Interest Payment Date, interest for the period from and after such Interest Payment Date shall accrue with respect to the next succeeding Interest Payment Date. If a regular record date is a date that is not a Business Day, such record date shall not be affected.
SECTION 115. Unclaimed Money; Prescription.
          If money deposited with the Trustee or any applicable agent for the payment of principal of, premium, if any, or interest on any Security remains unclaimed for two years, the Trustee and such Paying Agent shall return the money to the Company upon its written request. After that, Holders entitled to the money must look to the Company for payment unless applicable abandoned property law designates another Person; and all liability of the Trustee and such Paying Agent shall cease. Other than as set forth in this Section, this Indenture does not provide for any periods for the escheatment of the payment of principal of, premium, if any, or interest and on any Security.
SECTION 116. No Recourse Against Others.
          No past, present or future director, officer, employee, promoter, adviser, incorporator or shareholder of the Company, as such, shall have any liability for any obligations of the Company under any Security or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of any Security by accepting a Security waives and releases all such liability, to the extent permitted by applicable law. The waiver and release are part of the consideration for issuance of the Securities.
SECTION 117. Multiple Originals.
          The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.
SECTION 118. No Adverse Interpretation of Other Agreements.
          This Indenture may not be used to interpret another indenture, loan, security or debt agreement of the Company. No such indenture, loan, security or debt agreement may be used to interpret this Indenture.

SECTION 119. Securities Denominated in a Currency Other Than United States Dollars.
          For the purposes of calculating the principal amount of Securities denominated in a currency other than U.S. dollars (including units consisting of multiple currencies) for any purpose under this Indenture the principal amount of such Securities at any time Outstanding shall be deemed to be that amount of U.S. dollars that could be obtained for such principal amount on the basis of the spot rate of exchange for such currency into U.S. dollars as of the date of any such calculation.
ARTICLE TWO
SECURITY FORMS
SECTION 201. Forms Generally.
          The Securities of each series and the certificates of authentication thereon shall have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may be required to comply with the rules of any securities exchange, or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of such Securities. Any portion of the text of any Security may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Security.
          The definitive Securities, if any, shall be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or otherwise or may be produced in any other manner as the Company may elect, to the extent, if such Securities are listed thereon, permitted by the rules of any securities exchange, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.
SECTION 202. Forms of Securities.
          Each Security shall be in one of the forms approved from time to time by or pursuant to a Board Resolution, or established in one or more indentures supplemental hereto. Prior to the delivery of a Security to the Trustee for authentication in any form approved by or pursuant to a Board Resolution, the Company shall deliver to the Trustee the Board Resolution by or pursuant to which such form of Security has been approved, which Board Resolution shall have attached thereto a true and correct copy of the form of Security which has been approved by or pursuant thereto, or, if a Board Resolution authorizes a specific officer or officers to approve a form of Security, a certificate of such officer or officers approving the form of Security attached thereto. Any form of Security approved by or pursuant to a Board Resolution must be acceptable as to form to the Trustee, such acceptance to be evidenced by a certificate signed by a Responsible Officer of the Trustee and delivered to the Company or by the execution by the Trustee of the certificate of authentication thereon.
          If any Security of a series is issuable as a Global Security (in whole or in part), such Global Security may provide that it shall represent the aggregate amount of Outstanding

Securities from time to time endorsed thereon and may also provide that the aggregate amount of Outstanding Securities represented thereby may from time to time be reduced to reflect exchanges or may from time to time be increased to reflect the issuance of additional uncertificated Securities of such series. Any endorsement of a Global Security to reflect the amount, or any increase or decrease in the amount, of Outstanding Securities represented thereby shall be made by the Trustee pursuant to such instructions and in such manner as shall be specified in such Global Security or in or pursuant to the Company Order to be delivered to the Trustee pursuant to Section 303.
SECTION 203. Form of Trustee’s Certificate of Authentication.
          The Trustee’s certificate of authentication for any Security issued pursuant to this Indenture shall be substantially in the following form:
TRUSTEE’S CERTIFICATE OF AUTHENTICATION
          This is one of the Securities, of the series designated herein, described in the within mentioned Indenture.

THE BANK OF NEW YORK MELLON, as Trustee

Authorized Signatory
ARTICLE THREE
THE SECURITIES
SECTION 301. Title and Terms.
          The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited. The Securities may be issued up to the aggregate principal amount of Securities from time to time authorized by or pursuant to a Board Resolution.
          The Securities may be issued in one or more series. All Securities of each series issued under this Indenture shall in all respects be equally and ratably entitled to the benefits hereof with respect to such series without preference, priority or distinction on account of the actual time or times of the authentication and delivery or Maturity of the Securities of such series. All Securities of any one series need not be issued at the same time, and unless otherwise provided, a series may be reopened for issuance of additional Securities of such series up to the maximum aggregate principal amount authorized at the time the series is reopened. There shall be established in or pursuant to a Board Resolution, and set forth in an Officers’ Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series,
     (1) the title of the Securities of the series (which shall distinguish the Securities of the series from all other Securities);
     (2) any limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of that series pursuant to this Article Three, Article Nine or Article Eleven);
     (3) the Person to whom any interest on a Security of the series shall be payable, if other than the Person in whose name that Security is registered at the close of business on the Regular Record Date for such interest;
     (4) the date or dates or the periodic intervals on which the principal and premium, if any, of the Securities of such series is payable, or the method of determination thereof;
     (5) the rate or rates (which may be fixed or variable), or the method of determination thereof, at which the Securities of such series shall bear interest, if any, which, if so provided in or pursuant to the authority granted by the resolution of the Board of Directors with respect to such series, may be determined by the Company from time to time and set forth in the Securities of such series issued from time to time, the date or dates from which such interest shall accrue, or the method of determination thereof, the Interest Payment Dates on which such interest shall be payable and the record dates, if any, for the determination of Holders to whom interest is payable;
     (6) the place or places where the principal of, and premium, if any, and interest, if any, if other than as set forth in Section 301, on Securities of such series shall be payable;
     (7) the price or prices at which, the period or periods within which and the terms and conditions upon which Securities of such series may be redeemed or repaid, in whole or in part, at the option of the Company or a Holder thereof, pursuant to any sinking fund or otherwise;
     (8) the obligation or the right, if any, of the Company to redeem, purchase or repay Securities of such series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof, and the price or prices at which and the period or periods within which and the terms and conditions upon which Securities of such series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;
     (9) if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof, the denominations in which Securities of such series shall be issuable;

     (10) if the amount of principal of or premium, if any, or interest on any Securities of the series may be determined with reference to a financial or economic measure or index or pursuant to a formula, the manner in which such amounts shall be determined;
     (11) if the principal of or premium, if any, or interest on any Securities of the series is to be payable, at the election of the Company or the Holder thereof, in one or more currencies or currency units other than that or those in which such Securities are stated to be payable, the currency, currencies or currency units in which the principal of or premium, if any, or interest on such Securities as to which such election is made shall be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount shall be determined);
     (12) whether the Securities of the series shall be issued (a) as other than Fully Registered Securities or (b) in whole or in part in the form of a Global Security or Securities and, in such case, (i) the terms and conditions, if any, upon which such Global Security or Securities may be exchanged in whole or in part for other definitive Securities, (ii) the Depositary for such Global Security or Securities and (iii) whether such Global Security shall be definitive or temporary;
     (13) any addition to, deletion from or change in the Events of Default which applies to any Securities of the series and any change in the right of the Trustee or the requisite Holders of such Securities to declare the principal amount thereof due and payable pursuant to Section 502;
     (14) any addition to, deletion from or change in the covenants set forth in Article Ten which applies to Securities of the series;
     (15) if other than the principal amount thereof, the portion of the principal amount of an Original Issue Discount Security which shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 502;
     (16) whether the Securities of the series will be guaranteed by any Person or Persons and, if so, the identity of such Person or Persons, the terms and conditions upon which such Securities shall be guaranteed and, if applicable, the terms and conditions upon which such guarantees may be subordinated to other indebtedness of the respective guarantors;
     (17) whether the Securities of the series will be secured by any collateral and, if so, the terms and conditions upon which such Securities shall be secured and, if applicable, upon which such liens may be subordinated to other liens securing other indebtedness of the Company or any guarantor:
     (18) if other than The Bank of New York Mellon is to act as Trustee for the Securities of such series, the name and Corporate Trust Office of such Trustee; and
     (19) any and all other terms of such series, including denominations of securities in currencies other than U.S. dollars (including units consisting of multiple currencies)

and including any election as to any optional provision, which shall be necessary to complete the form of Security for such series, which shall be one of the forms approved or established pursuant to Section 202 hereof (which terms shall not be inconsistent with the provisions of this Indenture).
          The principal of, premium, if any, and interest on the Securities shall be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, unless the form of any such Security shall designate a different place of payment (any such office or place of payment being herein called the “Place of Payment”); provided, however, and unless otherwise provided in the form of Security for any series approved or established pursuant to Section 202, that payment of interest with respect to Registered Securities may be made at the option of the Company by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register.
SECTION 302. Denominations.
          The Securities of each series shall be issuable in such form and denominations as shall be specified in the form of Security for such series approved or established pursuant to Section 202 or in the Officers’ Certificate delivered pursuant to Section 301. In the absence of any specification with respect to the Securities of any series, the Securities of such series shall be issuable only as Fully Registered Securities without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
SECTION 303. Execution, Authentication, Delivery and Dating.
          The Securities of any Series shall be executed on behalf of the Company by its chairman, any vice chairman, its president, a vice president, the treasurer or any assistant treasurer, and attested by its secretary or an assistant secretary. The signature of any of these officers on the Securities may be manual or facsimile signatures of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Securities.
          Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities.
          At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities.
          Each Security shall be dated the date of its authentication.
          No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of a Responsible Officer, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.
SECTION 304. Temporary Securities.
          Pending the preparation of definitive Securities of any series, the Company may execute, and upon receipt of the documents required by Sections 301 and 303, together with a Company Order, the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denominations, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.
          If temporary Securities of any series are issued, the Company will cause definitive Securities of such series to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Company in the Place of Payment, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of such series of authorized denominations and of the same tenor. Until so exchanged the temporary Securities of such series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series.
SECTION 305. Registration, Registration of Transfer and Exchange.
          The Company shall keep or cause to be kept a register (herein sometimes referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of each series of Registered Securities and the registration of transfers of Registered Securities of such series. Any such register shall be in written form or in any other form capable of being converted into written form within a reasonable time. At all reasonable times the information contained in such register or registers shall be available for inspection by the Trustee at the office or agency to be maintained by the Company as provided in Section 1002.
          Upon surrender for registration of transfer of any Registered Security of any series at the office or agency of the Company in the Place of Payment or at the Corporate Trust Office, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Registered Securities of such series of any authorized denominations and of a like tenor, aggregate principal amount and Stated Maturity.
          Notwithstanding any other provision of this Section 305, unless and until it is exchanged in whole or in part for Securities in a definitive form, a Global Security representing all or a portion of the Securities of a series may not be transferred except as a whole by the Depositary of such series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary of such series or a nominee of such successor Depositary, and any such Global Security shall contain a legend to the following effect: “Unless and until this Global Security is exchanged as a whole or in part for definitive Securities in registered form, this Global Security may not be transferred except as a whole by the Depositary to a nominee thereof or by a nominee thereof to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor.”
          Upon the exchange of a Global Security for Securities in definitive form, such Global Security shall be cancelled by the Trustee. Definitive Securities issued in exchange for a Global Security pursuant to Section 303 shall be registered in such names and in such authorized denominations and delivered to the Depositary or to such addresses as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee in writing. The Trustee shall deliver such Securities to the Depositary or to the persons in whose names such Securities are so registered.
          At the option of the Holder, Registered Securities of any series may be exchanged for other Registered Securities of such series, of any authorized denominations and of a like tenor, aggregate principal amount and Stated Maturity, upon surrender of the Registered Securities to be exchanged at the office or agency of the Company in the Place of Payment or at the Corporate Trust Office. Whenever any Registered Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Registered Securities which the Holder making the exchange is entitled to receive.
          Upon presentation for registration of any Unregistered Security of any series which by its terms is registrable as to principal at the office or agency of the Company in the Place of Payment or at the Corporate Trust Office, such Security shall be registered as to principal in the name of the Holder thereof and such registration shall be noted on such Security. Any Security so registered shall be transfer able on the Security Register, upon presentation of such Security at such office or agency for similar notation thereon, but such Security may, to the extent and under the circumstances specified pursuant to Section 311, be discharged from registration by being in like manner transferred to bearer, whereupon transferability by delivery shall be restored. Unregistered Securities shall continue to be subject to successive registrations and discharges from registration at the option of the Holders thereof.
          Coupon Securities shall be transferable by delivery except while registered as to principal. Registration of any Coupon Security shall not affect the transferability by delivery of the coupons appertaining thereto, which shall continue to be payable to bearer and transferable by delivery.
          At the option of the Holder thereof, Coupon Securities of any series which by their terms are registrable as to principal and interest may be exchanged for Fully Registered Securities of such series of any authorized denominations and of a like aggregate principal amount and Stated Maturity, upon surrender of the Coupon Securities to be exchanged at such office or agency with all unmatured coupons and all matured coupons in default thereto appertaining, and upon payment, if the Company shall so require, of the charges hereinafter provided. At the option of the Holder thereof and to the extent and under the circumstances specified pursuant to Section 311, Fully Registered Securities of any series, which by their terms provide for the issuance of Coupon Securities, may be exchanged for Coupon Securities or Fully Registered Securities of such series, of any authorized denominations and of a like tenor, aggregate principal amount and Stated Maturity, upon surrender of the Securities to be exchanged at such office or agency, and upon payment if the Company shall so require of the charges hereinafter provided. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.
          All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.
          Every Registered Security presented or surrendered for registration of transfer, exchange, redemption or repayment shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed, by the Holder thereof or his attorney duly authorized in writing.
          Unless otherwise provided in the Securities to be transferred or exchanged, no service charge shall be made for any registration of transfer or exchange of Securities, but the Company may (unless otherwise provided in such Securities) require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, 1113, or 906 not involving any transfer.
          The Company shall not be required (i) to issue, register the transfer of or exchange any Securities of any series during a period beginning at the opening of business 15 days before the day of selection of Securities of such series to be redeemed under Section 1103 and ending at the close of business on the day of the mailing of a notice of redemption of Securities of such series so selected for redemption, or (ii) to register the transfer or exchange of any Securities so selected for redemption in whole or that part of any Security so selected in the case of Securities selected for redemption in part.
SECTION 306. Mutilated, Destroyed, Lost and Stolen Securities.
          If (i) any mutilated Security or any Security to which a mutilated coupon is annexed is surrendered to the Trustee, or if the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security or any coupon appurtenant to a Coupon Security, and (ii) there is delivered to the Company, the Trustee and the Security Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company and the Trustee that such Security or coupon has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Security or the Coupon Security to which such mutilated, destroyed, lost or stolen coupon appertains, a new Security of the same series and of like tenor and principal amount, bearing a number not contemporaneously Outstanding.
          In case any such mutilated, destroyed, lost or stolen Security or coupon has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security or coupon.
          Upon the issuance of any new Security under this Section 306, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.
          Every new Security (and appurtenant coupon) issued pursuant to this Section 306 in lieu of any destroyed, lost or stolen Security or coupon shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security or coupon shall be at any time enforce able by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities and coupons of the same series duly issued hereunder.
          The provisions of this Section 306 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities or coupons.
SECTION 307. Payment of Interest; Interest Rights Preserved.
          Interest on any Fully Registered Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall unless otherwise provided in such Security be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered on the Regular Record Date for such interest. Subject to the penultimate paragraph of this Section 307, interest on any Unregistered Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Holder of such Unregistered Security, or the coupon appertaining thereto, as the case may be.
          Any interest on any Fully Registered Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder of such Fully Registered Security, on the relevant Regular Record Date by virtue of his having been such Holder, and such Defaulted Interest shall be paid by the Company, at its election in each case, as provided in Clause (1) or Clause (2) below:
     (1) The Company may elect to make payments of any Defaulted Interest to the Persons in whose names any such Fully Registered Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Fully Registered Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted

Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class, postage prepaid, to each Holder at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. The Trustee may, in its discretion, in the name and at the expense of the Company, notify Holders by causing a similar notice to be published at least once in an Authorized Newspaper in the Place of Payment, but such publication shall not be a condition precedent to the establishment of such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names such Fully Registered Securities (or their respective Predecessor Securities) are registered on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).
     (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of that series may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause; such payment shall be deemed practicable by the Trustee.
          Any Defaulted Interest payable in respect of any Security which is not a Fully Registered Security shall be payable pursuant to such procedures as may be satisfactory to the Trustee in such manner that there is no discrimination as between the Holders of Fully Registered Securities and other Securities of the same series, and notice of the payment date therefor shall be given by the Trustee, in the name and at the expense of the Company, by publication at least once in any Authorized Newspaper in the Place of Payment, subject to Section 107.
          Subject to the foregoing provisions of this Section 307, each Security delivered under this Indenture upon registration of transfer of, or in exchange for, or in lieu of, any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.
SECTION 308. Persons Deemed Owners.
          Prior to due presentment for registration of transfer of any Registered Security the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Registered Security is registered as the owner of such Registered Security for the purpose of receiving payment of principal of, premium, if any, on, and, if such Registered

Security is a Fully Registered Security (subject to Section 307) interest on, such Registered Security, and for all purposes whatsoever (except the payment of coupons appertaining to any Registered Coupon Security and the payment of interest payable on presentation of any temporary Security), whether or not such Registered Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary. The Company, the Trustee and any agent of the Company or the Trustee may treat the Holder of any Unregistered Security or the Holder of any coupon, whether or not the Security to which such coupon appertains be registered, as the owner of such Unregistered Security or coupon for the purpose of receiving payment thereof and for all other purposes whatsoever, whether or not such Unregistered Security or coupon be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.
          None of the Company, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests and they shall be protected in acting or refraining from acting on any such information provided by the Depositary.
          None of the Company, the Trustee, the Paying Agent or the Security Registrar shall have any responsibility or obligation to any beneficial owner in a Global Security, a Depositary participant or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any Depositary participant, with respect to any ownership interest in the Securities or with respect to the delivery to any Depositary participant, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities and this Indenture shall be given or made only to or upon the order of the registered holders (which shall be the Depositary or its nominee in the case of the Global Security). The rights of beneficial owners in the Global Security shall be exercised only through the Depositary subject to the applicable procedures. The Company, the Trustee, the Paying Agent and the Security Registrar shall be entitled to rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners. The Company, the Trustee, the Paying Agent and the Security Registrar shall be entitled to deal with the Depositary, and any nominee thereof, that is the registered holder of any Global Security for all purposes of this Indenture relating to such Global Security (including the payment of principal, premium, if any, and interest and additional amounts, if any, and the giving of instructions or directions by or to the owner or holder of a beneficial ownership interest in such Global Security) as the sole holder of such Global Security and shall have no obligations to the beneficial owners thereof. None of the Company, the Trustee, the Paying Agent or the Security Registrar shall have any responsibility or liability for any acts or omissions of the Depositary with respect to such Global Security, for the records of any such depositary, including records in respect of beneficial ownership interests in respect of any such Global Security, for any transactions between the Depositary and any Depositary participant or between or among the Depositary, any such Depositary participant and/or any holder or owner of a beneficial interest in such Global Security, or for any transfers of beneficial interests in any such Global Security.

          Notwithstanding the foregoing, with respect to any Global Security, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by any Depositary (or its nominee), as a Holder, with respect to such Global Security or shall impair, as between such Depositary and owners of beneficial interests in such Global Security, the operation of customary practices governing the exercise of the rights of such Depositary (or its nominee) as Holder of such Global Security.
SECTION 309. Cancellation.
          All Securities surrendered for payment, registration of transfer, exchange, repayment or redemption, and all coupons surrendered for payment, shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee, and any such Securities and coupons, and Securities and coupons surrendered directly to the Trustee for any such purpose, shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section 309, except as expressly permitted by this Indenture or such Securities. All canceled Securities and coupons held by the Trustee shall be disposed of in accordance with its standard procedures and the Trustee shall furnish to the Company a certificate of disposition or, at the written request of the Company, the Trustee shall deliver such cancelled Securities to the Company. If the Company shall acquire any of the Securities, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation.
SECTION 310. Computation of Interest.
          Except as otherwise specified in the form of Security for any series approved or established pursuant to Section 202 or in the Officers’ Certificate delivered pursuant to Section 301 with respect to Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.
SECTION 311. Compliance with Certain Laws and Regulations.
          If any Unregistered Securities are to be issued in any series of Securities, the Company will provide for arrangements and procedures reasonably designed pursuant to then applicable laws and regulations, if any, to ensure that Unregistered Securities are sold or resold (in connection with their original issuance), exchanged, transferred and paid only in compliance with such laws and regulations and without adverse consequences to the Company.
          If any Unregistered Securities are to be issued in any series of Securities, none of the Trustee, the Paying Agent or the Security Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
ARTICLE FOUR
SATISFACTION AND DISCHARGE
SECTION 401. Satisfaction and Discharge of Indenture.
          This Indenture will be discharged with respect to a series of Securities and will cease to be of further effect (except as to surviving rights of transfer or exchange of such Securities, as expressly provided for in this Indenture) solely as to all Outstanding Securities of such series under this Indenture when with respect to such series of Securities:
     (1) either:
     (a) all Securities of such series previously authenticated and delivered (except lost, stolen or destroyed Securities of such series which have been replaced or paid and Securities of such series for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or
     (b) all Securities of such series not theretofore delivered to the Trustee for cancellation have become due and payable within one year or as a result of delivering a notice of redemption and the Company has irrevocably deposited or caused to be deposited with the Trustee cash in U.S. dollars, non-callable U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge the entire Indebtedness on the Securities of such series theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Securities of such series to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;
     (2) the Company has paid all other sums payable with respect to the Securities of such series under this Indenture by the Company; and
     (3) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture with respect to the Securities of such series have been complied with.
          Notwithstanding the satisfaction and discharge of this Indenture with respect to the Securities of a series, the obligations of the Company to the Trustee under Section 607 and, if money shall have been deposited with the Trustee pursuant to sub clause (B) of clause (1) of this Section 401, the obligations of the Trustee under Section 402 and Section 1003 shall survive such satisfaction and discharge, in each case, with respect to the Securities of such series.
SECTION 402. Application of Trust Money.
          Subject to the provisions of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the applicable series of Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.
ARTICLE FIVE
REMEDIES
SECTION 501. Events of Default.
          “Event of Default,” wherever used herein, means any one of the following events with respect to any series of Securities:
     (1) the failure to pay interest on any Security when the same becomes due and payable and the default continues for a continuous period of 30 days;
     (2) the failure to pay the principal of or premium, if any, on any Security, when such principal or premium becomes due and payable, at maturity, upon redemption, required repurchase or otherwise;
     (3) a default in the observance or performance of any other covenant or agreement contained in this Indenture which default continues for a period of 90 days after the Company, or in the case of a notice from Holders, the Company and the Trustee, receives written notice specifying the default (and demanding that such default be remedied and stating that such notice is a “Notice of Default”) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Securities of a series (except in the case of a default with respect to Section 801, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);
     (4) the entry by a court of competent jurisdiction of (A) a decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or (B) a decree or order adjudging the Company or any Significant Subsidiary bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 consecutive days; or
     (5) (A) the commencement by the Company or any Significant Subsidiary of a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent, (B) the Company or any Significant Subsidiary consents to the entry of a decree or order for relief in respect of the Company or such Significant Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it, (C) the Company or any Significant Subsidiary files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, (D) the Company or any Significant Subsidiary (x) consents to the filing of such petition or the appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or such Significant Subsidiary or of any substantial part of its property, (y) makes an assignment for the benefit of creditors or (z) admits in writing its inability to pay its debts generally as they become due or (E) the Company or any Significant Subsidiary takes any corporate action in furtherance of any such actions in this clause (5).
SECTION 502. Acceleration of Maturity; Rescission and Annulment.
          (a) If an Event of Default (other than an Event of Default specified in clauses (4) or (5) above with respect to the Company) shall occur and be continuing with respect to any series of Securities, the Trustee or the Holders of at least 25% in principal amount of Outstanding Securities of such series may declare the principal of, and premium, if any, and accrued interest on all Securities of such series under this Indenture to be due and payable by notice in writing to the Company and, in the case of a notice from Holders, the Trustee, specifying the respective Event of Default and stating that it is a “notice of acceleration”, and the same shall become immediately due and payable. If an Event of Default specified in Sections 501(4) or 501(5) with respect to the Company occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the Outstanding Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.
          (b) At any time after a declaration of acceleration with respect to the Securities of a series as described in paragraph (a) above, the Holders of a majority in principal amount of Securities of such series under this Indenture may rescind and cancel such declaration and its consequences:
     (1) if the rescission would not conflict with any judgment or decree;
     (2) if all existing Events of Default with respect to Securities of such series have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

     (3) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; and
     (4) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances.
          No such rescission shall affect any subsequent Default or impair any right consequent thereto.
SECTION 503. Collection of Indebtedness and Suits for Enforcement by Trustee.
          The Company covenants that if:
          (a) default is made in the payment of any installment of interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days,
          (b) default is made in the payment of the principal of (or premium, if any, on) any Security at the maturity thereof, or
          (c) default is made in the making or satisfaction of any sinking fund payment or analogous obligation when the same becomes due by the terms of the Securities of any series, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holder of any such Security (or Holders of Securities of any such series in the case of clause (c) above), the whole amount then due and payable on any such Security (or Securities of any such series in the case of clause (c) above) for principal, premium if any, and interest, with interest upon the overdue principal and premium, if any (to the extent that payment of such interest is lawful), and (to the extent that payment of such interest shall be legally enforceable) upon overdue installments of interest, at the rate or rates prescribed therefor by the terms of any such Security (or Securities of any such series in the case of clause (c) above); and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
          If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon such Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated.
          If an Event of Default with respect to any series of Securities occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of the Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 504. Trustee May File Proofs of Claim.
          In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon Securities of a series or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of any Securities of such series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,
     (1) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of any Securities of such series and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders of the Securities of such series allowed in such judicial proceeding, and
     (2) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder with respect to any Securities of such series of which it is a Holder, to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the applicable Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.
          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting any Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
SECTION 505. Trustee May Enforce Claims Without Possession of Securities.
          All rights of action and claims under this Indenture or any Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of affected Securities in respect of which such judgment has been recovered.

SECTION 506. Application of Money Collected.
          Any money or property collected by the Trustee pursuant to this Article Five or, after an Event of Default, distributable in respect of the Company’s obligations under this Indenture shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Securities of a series and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:
          FIRST: To the payment of all amounts due the Trustee, including any predecessor Trustee, under Section 607;
          SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any, on,) and interest on the Securities of such series in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest, respectively; and
          THIRD: The balance, if any, to the Company.
SECTION 507. Limitation on Suits.
          No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:
     (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to such series;
     (2) the Holders of not less than 25% in principal amount of the Outstanding Securities of such series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default with respect to the Securities of such series in its own name as Trustee hereunder;
     (3) such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;
     (4) the Trustee, for 60 days after its receipt of such notice, request and offer of reasonably satisfactory indemnity, has failed to institute any such proceeding; and
     (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority or more in principal amount of the Outstanding Securities of such series;
it being understood and intended that no one or more Holders of Securities of such series shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of the Securities of such series, or to obtain or to seek to obtain priority or preference over any other Holders of the Securities of such series, or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders of Securities of such series.
SECTION 508. Unconditional Right of Holders to Receive Principal, Premium and Interest.
          Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment, as provided herein (including, if applicable, Article Twelve) and in such Security, of the principal of (and premium, if any, on) and (subject to Section 307) interest on, such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.
SECTION 509. Restoration of Rights and Remedies.
          If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.
SECTION 510. Rights and Remedies Cumulative.
          Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and, subject to the provisions of Section 507, every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
SECTION 511. Delay or Omission Not Waiver.
          No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Five or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 512. Control by Holders.
          The Holders of not less than a majority in principal amount of the Outstanding Securities of a series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Securities of such series; provided that
     (1) such direction shall not be in conflict with any rule of law or with this Indenture,
     (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and
     (3) the Trustee need not take any action which might involve it in personal liability or be unjustly prejudicial to the Holders of the Securities of such series not consenting.
SECTION 513. Waiver of Past Defaults.
          The Holders of not less than a majority in principal amount of the Outstanding Securities of a series may on behalf of the Holders of all Securities of such series waive any past Default or Event of Default hereunder and its consequences, except a Default or Event of Default:
     (1) in respect of the payment of the principal of (or premium, if any, on) or interest on any Security, or
     (2) in respect of a covenant or provision of this Indenture which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.
          Upon any such waiver, such Default or Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture with respect to the Securities of such series; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.
SECTION 514. Waiver of Stay or Extension Laws.
          The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE SIX
THE TRUSTEE
SECTION 601. Certain Duties and Responsibilities.
          (a) Except during the continuance of an Event of Default with respect to a series of Securities,
          (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture with respect to a series of Securities, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
          (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture with respect to a series of Securities; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts, statements, opinions or conclusions stated therein).
          (b) In case an Event of Default with respect to a series of Securities has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs with respect to a series of Securities.
          (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that
          (1) this Subsection (c) shall not be construed to limit the effect of Subsection (a) and (d) of this Section;
          (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and
          (3) Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities of any series, determined as provided herein, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such series.

          (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
          (e) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 601.
          (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
          (g) The Trustee shall not be responsible for the application of any money by any Paying Agent other than the Trustee.
SECTION 602. Notice of Defaults.
          Within 90 days after the occurrence of any Default with respect to a series of Securities under this Indenture, the Trustee shall transmit in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, notice of such Default hereunder known to the Trustee, to Holders of Securities of such series unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default or Event of Default in the payment of the principal of (or premium, if any, on) or interest on any Security, the Trustee shall be protected in withholding such notice if and so long as a trust committee and/or a committee of Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders of such Securities; and provided further that in the case of any Default or Event of Default of the character specified in Section 501(3), no such notice to Holders shall be given until at least 30 days after the occurrence thereof.
SECTION 603. Certain Rights of Trustee.
          Subject to the provisions of Sections 601:
     (1) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;
     (2) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;
     (3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate;
     (4) the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;
     (5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;
     (6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled at all reasonable times to examine the books, records and premises of the Company personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;
     (7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;
     (8) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;
     (9) the Trustee shall not be deemed to have notice or be charged with knowledge of any default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of such default or Event of Default from the Company or any Holder is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;
     (10) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;
     (11) the Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;
     (12) anything in this Indenture notwithstanding, in no event shall the Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to loss of profit), even if the Trustee has been advised as to the likelihood of such loss or damage and regardless of the form of action; and
     (13) the Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its control, including, without limitation, any provision of any future law or regulation or any future act of any governmental authority, acts of God, earthquakes, fire, flood, terrorism, wars and other military disturbances, acts of civil or military authority, governmental action, sabotage, epidemics, riots, interruptions, loss or malfunctions of utilities, computer (hardware or software) or communication services, accidents or labor disputes; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
SECTION 604. Trustee Not Responsible for Recitals or Issuance of Securities.
          The recitals contained herein and in the Securities, except for the Trustee’s certificates of authentication, shall be taken as the statements of the Company and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder and that the statements made by it in any Statement of Eligibility of Form T-1 supplied or to be supplied to the Company are or will be, as the case may be, true and accurate, subject to the qualifications set forth therein. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.
SECTION 605. Trustee May Hold Securities.
          The Trustee, any Paying Agent, any Security Registrar or any other agent of the Company or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 310(b) and 311 of the Trust Indenture Act, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar or such other agent.
SECTION 606. Money Held in Trust.
          Cash in U.S. dollars or U.S. Government Obligations held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any such cash or U.S. Government Obligations received by it hereunder except as otherwise agreed in writing with the Company.

SECTION 607. Compensation and Reimbursement.
          The Company agrees:
     (1) to pay to the Trustee from time to time reasonable compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);
     (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel and of all Persons not regularly in its employ), except any such expense, disbursement or advance as may be attributable to its gross negligence or willful misconduct; and
     (3) to indemnify each of the Trustee and its officers, agents, directors and employees for, and to hold it harmless against, any and all loss, damage, claims, liability or expense, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), incurred without gross negligence or willful misconduct on its part, arising out of or in connection with the acceptance, administration or enforcement of this trust, including the costs and expenses of defending itself against any claim (whether asserted by the Company, or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder or in connection with enforcing the provisions of this Section 607.
The obligations of the Company under this Section 607 to compensate the Trustee, to pay or reimburse the Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Trustee shall constitute indebtedness. In addition to, but without prejudice to its other rights under this Indenture, when the Trustee incurs expenses or renders services in connection with an Event of Default specified in Sections 501(4) and (5), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law. The provisions of this Section 607 shall survive the satisfaction and discharge of the Securities, the termination for any reason of this Indenture, and the resignation or removal of the Trustee. As security for the performance of such obligations of the Company, the Trustee shall have a claim and lien prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any, on) or interest on particular Securities.
     “Trustee” for purposes of this Section shall include any predecessor Trustee and, if at any time there is more than one Trustee, “Trustee” for purposes of this Section as used with respect to Securities of any series shall mean the Trustee, including any predecessor Trustee, with respect to Securities of such series; provided, however, that the negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

SECTION 608. Corporate Trustee Required; Eligibility.
          There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under Section 310(a)(1) of the Trust Indenture Act and shall have a combined capital and surplus of at least $100.0 million. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section 608, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee with respect to any series of Securities shall cease to be eligible in accordance with the provisions of this Section 608, it shall resign immediately with respect to such series of Securities in the manner and with the effect hereinafter specified in this Article Six.
SECTION 609. Resignation and Removal; Appointment of Successor.
          (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article Six shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 610.
          (b) The Trustee may resign at any time by giving at least 60 days prior written notice thereof to the Company addressed to the Company. If the instrument of acceptance by a successor Trustee required by Section 610 shall not have been delivered to the Trustee within 90 days after the giving of such notice of resignation or any removal of the Trustee, the resigning or removed Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.
          (c) The Trustee with respect to any series of Securities may be removed at any time by Act of the Holders of not less than a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee and to the Company addressed to each of the Company and Trustee.
          (d) If at any time:
     (1) the Trustee shall fail to comply with the provisions of Section 310(b) of the Trust Indenture Act with respect to any series of Securities after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security of such series for at least six months, or
     (2) the Trustee shall cease to be eligible under Section 608 with respect to any series of Securities and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security of such series for at least six months, or
     (3) the Trustee shall become incapable of acting with respect to any series of Securities or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company may remove the Trustee with respect to such series, or (ii) subject to Section 315(e) of the Trust Indenture Act, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee with respect to such series.
          (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause with respect to the Securities of a series, the Company shall promptly appoint a successor Trustee for such series of Securities. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee of the Securities of such series and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders of the Securities of such series and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.
          (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to the Holders of each affected series of Securities in the manner provided for in Section 107. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.
SECTION 610. Acceptance of Appointment by Successor.
          Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and, thereupon, the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, provided all sums owing to the Trustee hereunder have been paid and are subject to its lien provided for in Section 607, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts. No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article Six.
SECTION 611. Merger, Conversion, Consolidation or Succession to Business.
          Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such Person shall be otherwise qualified and eligible under this Article Six, without the execution or filing of any paper or any further act on the part of any of the parties to this Indenture. In case any Securities of any series shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities of such series so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities; and in case at that time any of the Securities of any series shall not have been authenticated, any successor Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.
ARTICLE SEVEN
HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY
SECTION 701. Disclosure of Names and Addresses of Holders; Holders’ List.
          (a) Every Holder of Securities of a series, by receiving and holding the same, agrees with the Company and the Trustee that none of the Company or the Trustee or any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Section 312 of the Trust Indenture Act, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of delivering any material pursuant to a request made under Section 312(b) of the Trust Indenture Act.
          (b) The Security Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Security Registrar, the Company shall furnish to the Trustee, in writing no later than one business day following the record date for each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.
SECTION 702. Reports by Trustee.
          Within 60 days after May 15 of each year commencing with the first May 15 after the date of this Indenture, the Trustee shall transmit to the Holders, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, a brief report dated as of such May 15 if required by Section 313(a) of the Trust Indenture Act.

SECTION 703. Reports by Company.
          The Company shall comply with all the applicable provisions of the Trust Indenture Act. Delivery of reports, information and documents to the Trustee is for informational purposes only. The Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).
ARTICLE EIGHT
MERGER, CONSOLIDATION AND SALE OF ASSETS
SECTION 801. Company May Consolidate, etc., Only on Certain Terms.
          (a) The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company’s assets (determined on a consolidated basis for the Company and the Company’s Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless:
          (1) either:
     (a) the Company shall be the surviving or continuing corporation; or
     (b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and the Company’s Restricted Subsidiaries substantially as an entirety (the “Surviving Entity”):
     (x) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia; and
     (y) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Securities and the performance of every covenant of the Securities and this Indenture on the part of the Company to be performed or observed;
     (2) immediately after giving effect to such transaction and the assumption contemplated by clause (l)(b)(y) above no Default or Event of Default shall have occurred or be continuing; and

     (3) the Company or the Surviving Entity shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.
          (b) For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all the properties and assets of the Company.
SECTION 802. Successor Substituted.
          Upon any consolidation, merger, sale, assignment, conveyance, transfer, lease or other transaction described in, and complying with the provisions of, Section 801 in which the Company is not the continuing corporation, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company, as the case may be, under this Indenture and the Securities with the same effect as if such Surviving Entity had been named as such, and the Company shall be discharged from all obligations and covenants under this Indenture and the Securities, provided that, in the case of a transfer by lease, the predecessor shall not be released from its obligations with respect to the payment of principal (premium, if any) and interest on the Securities or its obligations under Section 607.
ARTICLE NINE
SUPPLEMENTAL INDENTURES
SECTION 901. Supplemental Indentures Without Consent of Holders.
          Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to this Indenture, in form satisfactory to the Trustee, for any of the following purposes:
     (1) to evidence the succession of another Person to the Company and complying with Article Eight; or
     (2) to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company; or

     (3) to add any additional Events of Default for the benefit of the Holders of all or any series of Securities (and if such additional Events of Default are to be for the benefit of less than all series of Securities, stating that such additional Events of Default are expressly being included solely for the benefit of such series); or
     (4) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 610; or
     (5) to cure any ambiguity, defect or inconsistency, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make clear any other provisions with respect to matters or questions arising under this Indenture; or
     (6) to secure the Securities pursuant to the requirements of Section 1006 or otherwise; or
     (7) to comply with any requirements of the Commission in order to effect and maintain the qualification of this Indenture under the Trust Indenture Act; or
     (8) to comply with the rules of any applicable Depositary; or
     (9) to establish the form of any Security, as permitted by Section 202, and to provide for the issuance of any series of Securities, as permitted by Section 301, and to set forth the terms thereof; or
     (10) to add to or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Securities in uncertificated form; or
     (11) to conform any provision of this Indenture, any supplemental indenture, one or more series of Securities or any related guarantees or security documents, if any, to the description of such Securities contained in the Company’s prospectus, prospectus supplement, offering memorandum or similar document with respect to the offering of the Securities of such series to the extent that such description was intended to be a verbatim recitation of a provision in this Indenture, such Securities or any related security documents; or
     (12) to make any other amendments, modifications or supplements hereto or to the Securities, provided, that such amendments, modifications or supplements shall only apply to Securities of one or more series to be thereafter issued or shall not adversely affect the rights of any Holder of any Outstanding Security.

SECTION 902. Supplemental Indentures and Waivers With Consent of Holders.
          With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series affected (with each series voting as a separate class), by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental to this Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of the Securities of each such series under this Indenture. However, no such supplemental indenture or waiver (including a waiver pursuant to Section 513) shall, without the consent of the Holder of each Outstanding Security affected thereby,
     (1) reduce the amount of Securities of a series whose Holders must consent to an amendment;
     (2) reduce the rate of or change or have the effect of changing the time for payment of interest, including Defaulted Interest, on any such Security;
     (3) reduce the principal of or change or have the effect of changing the fixed maturity of any Security, or change the date on which any Security may be subject to redemption or reduce the Redemption Price therefor;
     (4) make any Security payable in money other than that stated in the Securities of such series;
     (5) make any change in provisions of this Indenture protecting the right of each Holder to receive payment of principal of and interest on a Security on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Securities of such series to waive Defaults or Events of Default; or
     (6) modify or change any provision of this Indenture or the related definitions, in each case, affecting the ranking of the Securities of a series in a manner which adversely affects the Holders thereof.
          It shall not be necessary for any Act of Holders under this Section 902 to approve the particular form of any proposed supplemental indenture or waiver, but it shall be sufficient if such Act shall approve the substance thereof.
SECTION 903. Execution of Supplemental Indentures.
          In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article Nine or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

SECTION 904. Effect of Supplemental Indentures.
          Upon the execution of any supplemental indenture with respect to Securities of one or more series under this Article Nine, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities of such series theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.
SECTION 905. Conformity with Trust Indenture Act.
          Every supplemental indenture executed pursuant to this Article Nine shall conform to the requirements of the Trust Indenture Act as then in effect.
SECTION 906. Reference in Securities to Supplemental Indentures.
          Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article Nine may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.
SECTION 907. Notice of Supplemental Indentures.
          Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of Sections 901 and 902, the Company shall give notice thereof to the Holders of each Outstanding series of Securities affected, in the manner provided for in Section 207, setting forth in general terms the substance of such supplemental indenture; provided, however, that the Company shall not be required to give notice of any indenture supplemental to this Indenture entered into solely for the purpose specified in Section 901(8), notice with respect to which shall be given by the Company when it is next required to give notice pursuant to this Section 907. The failure to give any such notice or any defect therein shall not affect the validity of such supplemental indenture.
SECTION 908. Record Date.
          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any supplemental indenture, agreement or instrument or any waiver, and, if a record date is fixed, shall promptly notify the Trustee of any such record date. If a record date is fixed, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such supplemental indenture, agreement or instrument or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective with respect to such supplemental indenture, agreement or instrument or waiver which is entered into more than 120 days after such record date.

ARTICLE TEN
COVENANTS
SECTION 1001. Payment of Principal, Premium, if any, and Interest.
          With respect to each series of Securities, the Company shall pay the principal of (and premium, if any, on) and interest on such series of Securities in accordance with the terms of such series of Securities and this Indenture. Principal, premium, if any, interest shall be considered paid on the date due if on such date the Trustee or the relevant Paying Agent hold in accordance with this Indenture money sufficient to pay all principal, premium and interest then due and the Trustee or such Paying Agent, as the case may be, are not prohibited from paying such money to the Holders of such Securities on that date.
SECTION 1002. Maintenance of Office or Agency.
          The Company shall maintain an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Corporate Trust Office of the Trustee shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company shall give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands. Unless otherwise specified with respect to a series of Securities as contemplated by Section 301, the Company hereby designates as a place of payment for the Securities the office or agency of the Trustee, and initially appoints the Trustee as Paying Agent to receive all such presentations, surrenders, notices and demands. The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation. The Company shall give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency but shall not be required to give notice of such designation, rescission or change to the Holders.
SECTION 1003. Money for Security Payments to Be Held in Trust.
          (a) If the Company shall at any time act as its own Paying Agent, it shall, on or before each due date of the principal of (and premium, if any, on) or interest on any series of Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and shall promptly notify the Trustee of its action or failure so to act. Whenever the Company shall have one or more Paying Agents for the Securities of a series, it shall, on or before each due date of the principal of (and premium, if any, on), or interest on, any Securities of such series, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee of such action or any failure so to act. The Company shall cause each Paying Agent (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 1003, that such Paying Agent will:
     (1) hold all sums held by it for the payment of the principal of (and premium, if any, on) or interest on Securities of a series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;
     (2) give the Trustee notice of any default by the Company (or any other obligor upon the Securities of such series) in the making of any payment of principal (and premium, if any) or interest; and
     (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.
SECTION 1004. Corporate Existence.
          Subject to Article Eight, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its material rights (charter and statutory), licenses and franchises; provided that the Company shall not be required to preserve any such right, license or franchise if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole.
SECTION 1005. Statement by Officers as to Compliance.
          The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers’ Certificate stating that in the course of the performance by the signer of its duties as an officer of the Company he would normally have knowledge of any Default or Event of Default and whether or not the signer knows of any Default or Event of Default that occurred during such period and if any specifying such Default or Event of Default, its status and what action the Company is taking or proposed to take with respect thereto. The Company shall provide an Officers’ Certificate to the Trustee promptly upon any such officer obtaining knowledge of any Default or Event of Default that has occurred and, if applicable, describe such Default or Event of Default and the status thereof. For purposes of this Section 1005, such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture. The Company shall comply with Section 314(a)(4) of the Trust Indenture Act.
SECTION 1006. Limitation on Liens.
          (a) The Company will not create or suffer to exist, or permit any of its Specified Subsidiaries to create or suffer to exist, any Lien, or any other type of preferential arrangement,

upon or with respect to any of its properties (other than “margin stock” as that term is defined in Regulation U issued by the Board of Governors of the Federal Reserve System), whether now owned or hereafter acquired, or assign, or permit any of its Specified Subsidiaries to assign, any right to receive income, in each case to secure any Indebtedness (other than Indebtedness described in clauses (5) and (8) of the definition of “Indebtedness” herein) without making effective provision whereby all of the Securities of each series (together with, if the Company shall so determine, any other Indebtedness of the Company or such Specified Subsidiary then existing or thereafter created which is not subordinate to the Securities of each series) shall be equally and ratably secured with the Indebtedness secured by such security (provided that any Lien created for the benefit of the Holders of the Securities of each series pursuant to this sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Lien that resulted in such provision becoming applicable, unless a Default or Event of Default shall then be continuing); provided, however, that the Company or its Specified Subsidiaries may create or suffer to exist any Lien or preferential arrangement of any kind in, of or upon any of the properties or assets of the Company or its Specified Subsidiaries to secure Indebtedness if upon creation of such Lien or arrangement and after giving effect thereto, the aggregate principal amount of Indebtedness secured by Liens would not exceed the greater of (i) $2.0 billion and (ii) 20% of the Consolidated Net Worth of the Company; and provided, further, that the foregoing restrictions or limitations shall not apply to any of the following:
     (1) deposits, Liens or pledges arising in the ordinary course of business to enable the Company or any of its Specified Subsidiaries to exercise any privilege or license or to secure payments of workers’ compensation or unemployment insurance, or to secure the performance of bids, tenders, leases, contracts (other than for the payment of borrowed money) or statutory landlords’ Liens or to secure public or statutory obligations or surety, stay or appeal bonds, or other similar deposits or pledges made in the ordinary course of business;
     (2) Liens imposed by law or other similar Liens, if arising in the ordinary course of business, such as mechanic’s, material man’s, workman’s, repairman’s or carrier’s liens, or deposits or pledges in the ordinary course of business to obtain the release of such Liens;
     (3) Liens arising out of judgments or awards against the Company or any of its Specified Subsidiaries in an aggregate amount not to exceed at any time outstanding under this clause (3) the greater of (a) 15% of the Consolidated Net Worth of the Company or (b) the minimum amount which, if subtracted from such Consolidated Net Worth, would reduce such Consolidated Net Worth below $3.2 billion and, in each case, with respect to which the Company or such Specified Subsidiary shall in good faith be prosecuting an appeal or proceedings for review, or Liens for the purpose of obtaining a stay or discharge in the course of any legal proceedings;
     (4) Liens for taxes if such taxes are not delinquent or thereafter can be paid without penalty, or are being contested in good faith by appropriate proceedings, or minor survey exceptions or minor encumbrances, easements or restrictions which do not in the aggregate materially detract from the value of the property so encumbered or restricted or materially impair their use in the operation of the business of the Company or any Specified Subsidiary owning such property;
     (5) Liens in favor of any government or department or agency thereof or in favor of a prime contractor under a government contract and resulting from the acceptance of progress or partial payments under government contracts or subcontracts thereunder;
     (6) Liens existing on December 1, 1991;
     (7) purchase money Liens or security interests in property acquired or held by the Company or any Specified Subsidiary in the ordinary course of business to secure the purchase price thereof or Indebtedness incurred to finance the acquisition thereof;
     (8) Liens existing on property at the time of its acquisition;
     (9) the rights of Xerox Credit Corporation relating to a certain reserve account established pursuant to an operating agreement dated as of November 1, 1980, between the Company and Xerox Credit Corporation;
     (10) the replacement, extension or renewal of any of the foregoing;
     (11) Liens on any assets of any Specified Subsidiary of up to $500.0 million incurred since December 1, 1991 in connection with the sale or assignment of assets of such Specified Subsidiary for cash where the proceeds are applied to repayment of Indebtedness of such Specified Subsidiary and/or invested by such Specified Subsidiary in assets which would be reflected as receivables on the balance sheet of such Specified Subsidiary.
          (b) In addition, if after January 17, 2002 any Capital Markets Debt of the Company or any Restricted Subsidiary becomes secured by a Lien pursuant to any provision similar to the covenant in the immediately preceding paragraph, then, for so long as such Capital Markets Debt of the Company is secured by such Lien (provided that any Lien created for the benefit of the Holders of the Securities of each series pursuant to this sentence shall be automatically and unconditionally released and discharged upon the release and discharge of the Lien that resulted in the imposition of the Lien hereunder):
     (A) in the case of a Lien securing Subordinated Indebtedness, the Securities of each series shall be secured by a Lien on the same property as such Lien that is senior in priority to such Lien; and
     (B) in all other cases, the Securities of each series shall be equally and ratably secured by a Lien on the same property as such Lien.

ARTICLE ELEVEN
REDEMPTION AND REPAYMENT OF SECURITIES
SECTION 1101. Applicability of Article.
          The Company may reserve the right to redeem and pay before Stated Maturity all or any part of the Securities of any series, either by optional redemption, sinking fund or otherwise, by provision therefor in the form of Security for such series approved or established pursuant to Section 202 and on such terms as are specified in such form or the Officers’ Certificate delivered pursuant to Section 301 or the indenture supplemental hereto as provided in Section 301 with respect to Securities of such series. Redemption of Securities of any series shall be made in accordance with the terms of such Securities and, to the extent that this Article does not conflict with such terms, in accordance with this Article.
SECTION 1102. Election to Redeem; Notice to Trustee.
          The election of the Company to redeem any Securities redeemable at the option of the Company shall be evidenced by a Board Resolution and/or by an Officers’ Certificate made pursuant to a Board Resolution. In the case of any redemption at the election of the Company of less than all the Securities of any series, the Company shall notify the Trustee of such Redemption Date and of the principal amount of Securities of such series to be redeemed not less than 45 nor more than 60 days prior to the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee).
SECTION 1103. Selection by Trustee of Securities to be Redeemed.
          To the extent that the Securities of a given series have different terms, the Company in its sole and absolute discretion shall select the Securities to be redeemed if less than all of the series are to be redeemed. If less than all the Securities of a given series having the same terms are to be redeemed, the particular Securities to be redeemed shall be selected not less than 35 nor more than 45 days prior to the Redemption Date by the Trustee from the Outstanding Securities of such series having such terms not previously called for redemption, pro rata or by lot or by such other similar method as the Trustee shall deem fair and appropriate (consistent with any applicable procedures of DTC and so long as such method is not prohibited by the rules of any stock exchange on which the Securities may be then listed) and which may provide for the selection for redemption of portions of the principal of Securities of such series of a denomination larger than the minimum authorized denomination for Securities of such series. Unless otherwise provided by the terms of the Securities of any series so selected for partial redemption, the portions of the principal of Securities of such series so selected for partial redemption shall be equal to $2,000 or an integral multiple of $1,000 in excess thereof and the principal amount which remains outstanding shall not be less than the minimum authorized denomination for Securities of such series.
          If less than all of the Securities of a given series having different terms are to be redeemed, the Company shall notify the Trustee of the Securities to be redeemed not less than 45 nor more than 60 days prior to the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee). If less than all the Securities of a series having the same terms are to be redeemed, the Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed.
          For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal of such Security which has been or is to be redeemed. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.
SECTION 1104. Notice of Redemption.
          Notice of redemption shall be given in the manner provided in Section 107, not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed.
          All notices of redemption shall state:
     (1) the Redemption Date,
     (2) the Redemption Price,
     (3) the CUSIP, ISIN or other similar number; provided, that such notice shall state to the effect that no representation is made as to the correctness of any such CUSIP, ISIN or other similar number, either as printed on the Security or as contained in any such notice, and that reliance may be placed only on the other identification numbers printed on the Securities and any redemption shall not be affected by any defect in or omission of such numbers,
     (4) the name and address of the Paying Agent,
     (5) if less than all Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the Securities to be redeemed,
     (6) that on the Redemption Date the Redemption Price will become due and payable upon each such Security or portion thereof, and that interest, if any, thereon shall cease to accrue on and after said date,
     (7) the place where such Securities and all coupons, if any, are to be surrendered for payment of the Redemption Price, which shall be the office or agency of the Company in the Place of Payment, and
     (8) that the redemption is on account of a sinking fund, if that be the case.

          Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, on Company Request, by the Trustee in the name and at the expense of the Company.
SECTION 1105. Deposit of Redemption Price.
          On or prior to any Redemption Date, but, in any event, not later than (i) 12:00 noon New York City time on the applicable Redemption Date for Securities payable only in the United States, or (ii) the close of business on the Business Day prior to the applicable Redemption Date for Securities with a Place of Payment outside the United States, the Company shall deposit with the Trustee or with a Paying Agent in immediately available funds (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, which shall include any premium and interest payable on, all the Securities which are to be redeemed on that date.
SECTION 1106. Securities Payable on Redemption Date.
          Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified and on such date (unless the Company shall default in the payment of the Redemption Price) such Securities shall cease to bear interest. Upon surrender of such Securities for redemption in accordance with said notice, such Securities shall be paid by the Company at the Redemption Price. In the case of Fully Registered Securities, unless otherwise provided in such Securities, installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Fully Registered Securities registered as such on the relevant Regular Record Dates according to their terms and the provisions of Section 307.
          If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid, bear interest from the Redemption Date at the rate borne by such Security, or as otherwise provided in such Security.
SECTION 1107. Securities Redeemed in Part.
          Any Security which is to be redeemed only in part shall be surrendered at the office or agency of the Company in the Place of Payment (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder of any Registered Security or his attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series, tenor and Stated Maturity of any authorized denominations as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.
SECTION 1108. Provisions with Respect to any Sinking Funds.
          If the form or terms of any series of Securities shall provide that, in lieu of making all or any part of any mandatory sinking fund payment with respect to such series of Securities in cash, the Company may at its option (1) deliver to the Trustee for cancellation any

Securities of such series theretofore acquired by the Company, or (2) receive credit for any Securities of such series (not previously so credited) acquired by the Company and thereto fore delivered to the Trustee for cancellation or redeemed other than through the mandatory sinking fund, then (i) Securities so delivered, redeemed or credited shall be credited at the applicable sinking fund Redemption Price with respect to Securities of such series, and (ii) on or before the 60th day next preceding each sinking fund Redemption Date with respect to such series of Securities, the Company will deliver to the Trustee (A) an Officers’ Certificate specifying the portions of such sinking fund payment to be satisfied by payment of cash and by the delivery or credit of Securities of such series acquired or so redeemed by the Company, and (B) any Securities to be so delivered, to the extent not previously surrendered. Such Officers’ Certificate shall also state that the Securities for which the Company elects to receive credit have not been previously so credited and were not acquired by the Company through operation of the mandatory sinking fund, if any, provided with respect to such Securities or are required to be delivered to the Trustee pursuant to Section 309 and shall also state that no Event of Default with respect to Securities of such series has occurred and is continuing. All Securities so delivered to the Trustee shall be canceled by the Trustee and no Securities shall be authenticated in lieu thereof.
          If the sinking fund payment or payments (mandatory or optional) with respect to any series of Securities made in cash plus any unused balance of any preceding sinking fund payments with respect to Securities of such series made in cash shall exceed $50,000 (or a lesser sum if the Company shall so request), unless otherwise provided by the terms of such series of Securities, said cash shall be applied by the Trustee on the sinking fund Redemption Date with respect to Securities of such series next following the date of such payment to the redemption of Securities of such series at the applicable sinking fund Redemption Price with respect to Securities of such series, together with accrued interest, if any, to the date fixed for redemption, with the effect provided in Section 1106. The Trustee shall select, in the manner provided in Section 1103, for redemption on such sinking fund Redemption Date a sufficient principal amount of Securities of such series to utilize said cash and shall thereupon cause notice of redemption of the Securities of such series for the sinking fund to be given in the manner provided in Section 1104 (and with the effect provided in Section 1106) for the redemption of Securities in part at the option of the Company. Any sinking fund moneys not so applied or allocated by the Trustee to the redemption of Securities of such series shall be added to the next cash sinking fund payment with respect to Securities of such series received by the Trustee and, together with such payment, shall be applied in accordance with the provisions of this Section 1108. Any and all sinking fund moneys with respect to Securities of any series held by the Trustee at the Maturity of Securities of such series, and not held for the payment or redemption of particular Securities of such series, shall be applied by the Trustee, together with other moneys, if necessary, to be deposited sufficient for the purpose, to the payment of the principal of the Securities of such series at Maturity.
          On or before each sinking fund Redemption Date provided with respect to Securities of any series, the Company shall pay to the Trustee in cash a sum equal to all accrued interest, if any, to the date fixed for redemption on Securities to be redeemed on such sinking fund Redemption Date pursuant to this Section 1108.

SECTION 1109. Applicability of Early Repayment Provisions.
          Repayment of Securities of any series before their Stated Maturity at the option of Holders thereof shall be made in accordance with the terms of such Securities and (except as otherwise specified as contemplated by Section 301 for Securities of any series) in accordance with this Section and Sections 1110, 1111, 1112 and 1113.
SECTION 1110. Repayment of Securities.
          Securities of any series subject to repayment in whole or in part at the option of the Holders thereof will, unless otherwise provided in the terms of such Securities, be repaid at a price equal to the principal amount thereof, together with interest thereon accrued to the Repayment Date specified in the terms of such Securities. On or before the Repayment Date, the Company will deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Repayment Price of all the Securities which are to be repaid on such date.
SECTION 1111. Exercise of Option.
          Unless otherwise provided in the terms of such Securities, to be repaid at the option of the Holder, (a) in the case of any definitive Security so providing for such repayment, such Security, together with the “Option to Elect Repayment” form on the reverse thereof duly completed by the Holder, or (b) in the case of any Global Security so providing for such repayment, such notice or notices as may be set forth therein, must be received by the Trustee or any other Person designated by the Company at the Place of Payment therefor specified in the terms of such Security (or at such other place or places of which the Company shall from time to time notify the Holders of such Securities) not earlier than 30 days nor later than 15 days (unless a shorter notice shall be satisfactory to the Trustee) prior to the Repayment Date. If less than the entire principal amount of such Security is to be repaid in accordance with the terms of such Security, the principal amount of such Security to be repaid, in increments of $2,000 and integral multiples of $1,000 in excess thereof unless otherwise specified in the terms of such Security, and the denomination or denominations of the Security or Securities to be issued to the Holder for the portion of the principal amount of such Security surrendered that is not to be repaid must be specified. The principal amount of any Security providing for repayment at the option of the Holder thereof may not be repaid in part, if, following such repayment, the unpaid principal amount of such Security would be less than the minimum authorized denomination of Securities of the series of which such Security to be repaid is a part. Except as otherwise may be provided by the terms of any Security providing for repayment at the option of the Holder thereof, exercise of the repayment option by the Holder shall be irrevocable unless waived by the Company.
SECTION 1112. When Securities Presented for Repayment Become Due and Payable.
          If Securities of any series providing for repayment at the option of the Holders thereof shall have been surrendered as provided in Section 1111 and as provided by the terms of such Securities, such Securities or the portions thereof, as the case may be, to be repaid shall become due and payable and shall be paid by the Company on the Repayment Date therein specified, and on and after such Repayment Date (unless the Company shall default in the payment of such Securities on such Repayment Date) interest on such Securities or the portions thereof, as the case may be, shall cease to accrue.
SECTION 1113. Securities Repaid in Part.
          Upon surrender of any Security which is to be repaid in part only, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge and at the expense of the Company, a new Security or Securities of the same series and Stated Maturity, of any authorized denomination specified by the Holder, in an aggregate principal amount equal to and in exchange for the portion of the principal of such Security so surrendered which is not to be repaid.
ARTICLE TWELVE
LEGAL DEFEASANCE AND COVENANT DEFEASANCE
SECTION 1201. Company’s Option to Effect Legal Defeasance or Covenant Defeasance.
          The Company may, at its option and at any time, elect to have either Section 1202 or Section 1203 be applied to all Outstanding Securities of any series upon compliance with the conditions set forth below in this Article Twelve
SECTION 1202. Legal Defeasance and Discharge.
          The Company may, at its option and at any time, elect to have its obligations discharged with respect to the Outstanding Securities of any series (“Legal Defeasance”). Such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Securities of such series, except for:
     (1) the rights of Holders of such Securities to receive payments in respect of the principal of, premium, if any, and interest on such Securities when such payments are due from the trust fund referred to below;
     (2) the Company’s obligations with respect to Sections 305, 306, 307 and 1002;
     (3) the rights, powers, trust, duties and immunities of the Trustee under Article Six and the Company’s obligations in connection therewith; and
     (4) the provisions of this Article Twelve.
SECTION 1203. Covenant Defeasance.
          The Company may, at its option and at any time, elect to have the obligations of the Company released with respect to the Securities of any series with respect to Sections 1006 and Section 801(a)(2) (“Covenant Defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to such Securities. The

Company may exercise its Legal Defeasance option notwithstanding its prior exercise of its Covenant Defeasance option.
SECTION 1204. Conditions to Legal Defeasance or Covenant Defeasance.
          The following shall be the conditions to application of either Section 1202 or Section 1203:
          In order to exercise either Legal Defeasance or Covenant Defeasance:
     (1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Securities of each affected series, cash in U.S. dollars, non-callable U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on such Securities on the stated date for payment thereof or on the applicable redemption date, as the case may be;
     (2) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States who shall be reasonably acceptable to the Trustee confirming that:
     (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or
     (b) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
     (3) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States who shall be reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
     (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;
     (5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under this Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;
     (6) the Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;
     (7) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and
     (8) no event or condition shall exist that would prevent the Company from making payments of the principal of, premium, if any, and interest on such Securities on the date of such deposit on the date of such deposit.
          Notwithstanding the foregoing, the Opinion of Counsel required by clause (2) above with respect to a Legal Defeasance need not be delivered if all Securities of each affected series not theretofore delivered to the Trustee for cancellation (1) have become due and payable or (2) will become due and payable on the maturity date within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.
SECTION 1205. Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.
          Subject to the provisions of Section 1003, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively, for purposes of this Section 1205, the “Trustee”) pursuant to Section 1204 in respect of the Outstanding Securities of each affected series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law.
          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Governmental Obligations deposited pursuant to Section 1204 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Securities of each affected series.
          Anything in this Article Twelve to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 1204 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance, as applicable, in accordance with this Article Twelve.
SECTION 1206. Reinstatement.
          If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 1205 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Securities of each affected series shall be revived and reinstated as though no deposit had occurred pursuant to Section 1202 or 1203, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 1205, and the Company shall execute all documents reasonably satisfactory to the Trustee evidencing such revival and reinstatement; provided, however, that if the Company makes any payment of principal of (or premium, if any, on) or interest on any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.
          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and attested, all as of the day and year first above written.

XEROX CORPORATION

Attest:	By:

Name:	Name:
Title:	Title:

THE BANK OF NEW YORK MELLON, as Trustee
By:
Name:
Title: